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                                                                    Exhibit 10.1

                             FOURTH AMENDMENT TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") dated as of April 26, 2002, is executed by and among IMCO Recycling Inc., a Delaware corporation ("Borrower"), the Subsidiary Guarantors party to the Credit Agreement (hereinafter defined), the Lenders party to the Credit Agreement and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association) in its capacity as Administrative Agent under the Credit Agreement (in such capacity, "Administrative Agent").


                                    RECITALS

A. Borrower, Subsidiary Guarantors, Lenders and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 25, 1999, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of January 5, 2000, as further amended by that certain Second Amendment to the Second Amended and Restated Credit Agreement dated as of October 20, 2000, and as further amended by that certain Third Amendment to the Second Amended and Restated Credit Agreement dated as of October 26, 2001 (the "Credit Agreement"), pursuant to which Lenders have made revolving credit commitments to Borrower in the amount of up to $160,000,000.

B. Borrower, Subsidiary Guarantors, Lenders and Administrative Agent desire to amend the Credit Agreement in accordance with the terms hereinafter set forth pursuant to the amendment procedures specified in
         Section 12.04 of the Credit Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

                                   ARTICLE II

                                   AMENDMENTS
                                   ----------

         2.1 Amendment to Defined Terms. The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

                  "Adjusted Net Income" shall mean, for any Measurement Period,
                   -------------------
         the consolidated net income (loss) of Borrower and its Consolidated Subsidiaries (excluding the net income or loss of each of the Unrestricted Subsidiaries, except to the extent specified in clause (c) below) calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of

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         (a) gains for such period from Dispositions (including Excluded
         Dispositions), other than the Disposition of inventory and equipment in the ordinary course of business, and the tax consequences thereof;(b) any non-recurring or extraordinary items of income and the non-cash portion of any extraordinary item of expense for such period; (c) the portion of net income (loss) of any Person (other than a Restricted Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the following (subject to clause (e) below): (i) Adjusted Net Income shall include a portion of the net income (loss) of any such Person other than an Unrestricted Subsidiary in the amount of cash dividends or other cash distributions actually paid by such Person to Borrower or any Restricted Subsidiary during the applicable period, provided that such payment is made in the United States and is not reinvested in such Person, and (ii) after cash dividends and other cash distributions actually paid by the Unrestricted Subsidiaries, or any of them, to Borrower or any Restricted Subsidiary after April 26, 2002 exceed $2,000,000 in the aggregate, Adjusted Net Income shall include that portion of the net income of the Restricted Subsidiaries in the aggregate amount of such cash dividends and other cash distributions in excess of such $2,000,000 amount to the extent such cash dividends or other cash distributions are actually paid by the Unrestricted Subsidiaries, or any of them, to Borrower or any Restricted Subsidiary during the applicable period, and provided that such payment is made in the United States and is not reinvested in any Unrestricted Subsidiary; (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.


                  "Consolidated EBITDA" shall mean, for any Measurement Period,
                   -------------------
         the remainder of (a) the sum (without duplication) of the amounts for such period of (i) Adjusted Net Income, (ii) income tax expense (including reserves for deferred taxes not payable currently) to the extent deducted in determining Adjusted Net Income for such period,
         (iii) interest expense to the extent deducted in determining Adjusted Net Income for such period, (iv) depreciation expense and amortization expense (including, but not limited to, amortization of intangibles and goodwill) to the extent deducted in determining Adjusted Net Income for such period, and (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for future cash expenses, minus (b) the amount for such period of interest income
                        -----
         to the extent included in determining Adjusted Net Income for such period, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries except to the extent provided in the definition of Adjusted Net Income). Prior to the first such time as there shall have been delivered pursuant to
         Section 9.01 financial statements of Borrower for four full fiscal quarters of Borrower after the date of consummation of any Acquisition, Consolidated EBITDA for any Measurement Period shall be adjusted on a pro forma basis consistent with GAAP to give effect to such Acquisition
         --- -----
         as if it had occurred on the first day of such Measurement Period.

                  "Consolidated Interest Expense" shall mean, for any period,
                   -----------------------------
         for Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, but excluding Unrestricted Subsidiaries), all cash interest expense in respect of

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         Indebtedness during such period (whether or not actually paid during such period), including the interest component under the Permitted Receivables Financing.

                  "Consolidated Net Worth" shall mean at a particular date, the
                   ----------------------
         sum (without duplication) of all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) determined on a consolidated basis in accordance with GAAP as at such date.

                  "Consolidated Rental Payments" shall mean, for any period, the
                   ----------------------------
         aggregate amount of all rents paid or incurred under all operating leases of Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) as lessees (net of sublease income).

                  "Maintenance Capital Expenditures" shall mean Capital
                   --------------------------------
         Expenditures of Borrower or any Restricted Subsidiary (i) for the replacement and maintenance of existing fixed or capital assets of Borrower or any Restricted Subsidiary or (ii) for new fixed or capital assets of Borrower or any Restricted Subsidiary that Borrower or such Restricted Subsidiary determines are necessary for the health and safety of its employees or operations or that are required by applicable law or by any Governmental Authority, all in an aggregate amount not to exceed $15,000,000 during any fiscal year.

                  "Taking" shall mean any taking of any Mortgaged Real Property
                   ------
         or Real Property of any Obligor or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military. Taking shall not include any Casualty Event.

                  "VAW-IMCO" shall mean VAW-IMCO Guss und Recycling GmbH, a
                   --------
         company formed under the laws of the Federal Republic of Germany.

         2.2 Amendment to Definition of "Affiliate". The last sentence of the definition of "Affiliate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

         Notwithstanding the foregoing, solely for purposes of Section 9.16, Borrower shall not be deemed an Affiliate of any Restricted Subsidiary which is both a Wholly Owned Subsidiary and an Obligor, and no Restricted Subsidiary which is both a Wholly Owned Subsidiary and an Obligor shall be deemed an Affiliate of Borrower nor an Affiliate of any other Restricted Subsidiary which is both a Wholly Owned Subsidiary and an Obligor.

         2.3 Amendment to Subsidiary References in Certain Definitions. Each reference to the term "Subsidiary" appearing in the definitions of "Disposition Event," "Dividend Payment," "Equity Interests," "Material Adverse Effect," "Net Available Proceeds," "Net Award," "Net Cash Payments," "Net Proceeds," "Restricted Indebtedness," "Synthetic Purchase Agreement" and "Total Debt" set forth in Section 1.01 of the Credit Agreement is hereby amended to read "Restricted Subsidiary", and each reference to the term "Subsidiaries" appearing in such definitions is hereby amended to read "Restricted Subsidiaries".

                                      3

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         2.4      Addition of New Defined Terms. Section 1.01 of the Credit
Agreement is hereby amended to add the following definitions, such definitions to read in their respective entireties as follows:

                  "IMCO Brazil" shall mean IMCO Brazil Holding, Ltda., a Brazil
                   -----------
         corporation and a Subsidiary of Borrower formed for the purpose of acquiring Recipar.

                  "Recipar" shall mean Recipar-Reciglagem de Materiais
                   -------
         Industria e Comercio Ltda., a Brazil corporation in the business of aluminum recycling.

                  "Restricted Subsidiaries" shall mean the Subsidiaries of the
                   -----------------------
         Borrower other than the Unrestricted Subsidiaries.

                  "Unrestricted Subsidiaries" shall mean VAW-IMCO (but only from
                   -------------------------
         and after the date VAW-IMCO becomes a Subsidiary of the Borrower), IMCO Brazil, MetalChem Handel GmbH, and the respective successors and Subsidiaries of the foregoing entities, except any such successors or Subsidiaries that are not Foreign Subsidiaries.

         2.5 Amendment to Section 2.10. Each reference to the term "Subsidiary" appearing in Section 2.10 of the Credit Agreement is hereby amended to read "Restricted Subsidiary", and each reference to the term "Subsidiaries" appearing in such Section 2.10 is hereby amended to read "Restricted Subsidiaries". Further, subsection (ii) of such Section 2.10 is hereby amended to read in its entirety as follows:

                  (ii)     Equity Issuance; Debt Issuance. On the date on which
                           ------------------------------
         Borrower or any Restricted Subsidiary receives any Net Available Proceeds from any Equity Issuance or any Debt Issuance on or after October 26, 2001, in an aggregate principal amount equal to 25% of the Net Available Proceeds received by Borrower or such Restricted Subsidiary from such Equity Issuance or 100% of the Net Available Proceeds received by Borrower or such Restricted Subsidiary from such Debt Issuance, as the case may be.

         2.6 Amendments to Section 8. Section 8 of the Credit Agreement is hereby amended as follows:

                  (a) Each reference to the term "Subsidiary" appearing in Sections 8.01, 8.03, 8.04, 8.08, 8.09, 8.10, 8.12, 8.20 and 8.21 of the
         Credit Agreement is hereby amended to read "Restricted Subsidiary", and each reference to the term "Subsidiaries" appearing in such sections is hereby amended to read "Restricted Subsidiaries".

                  (b) The last sentence of Section 8.13 of the Credit Agreement is hereby amended to read as follows:

                  On and after the date hereof, Borrower will use drawings under the Revolving Credit Commitments for (i) ongoing working capital and general corporate requirements of Borrower and its Restricted Subsidiaries, including the issuance of Letters of Credit; and (ii) the financing of permitted Acquisitions.

                                      4

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                  (c)      The last sentence of Section 8.14 of the Credit
         Agreement is amended to read as follows:

                  No Restricted Subsidiary and no such partnership or joint venture has issued any securities convertible into shares of its capital stock (or other evidence of ownership) or any Equity Rights to acquire such shares (or other evidence of ownership) or securities convertible into such shares (or other evidence of ownership). The outstanding stock and securities (or other evidence of ownership) of each of the Restricted Subsidiaries, partnerships or joint ventures set forth in Schedule 8.14 are owned by Borrower and the
                           -------------
                  Restricted Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except (i) as set forth on Schedule 8.14, and (ii) for Liens pursuant to the
                           -------------
                  Security Documents.

         2.7 Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended as follows:

                  (a) Clause (a) is amended to read in its entirety as follows:

                                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated statements of income and cash flow and consolidating statements of income of (i) Borrower and its Consolidated Subsidiaries, (ii) Borrower and the Restricted Subsidiaries, and (iii) all of the Unrestricted Subsidiaries, for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related consolidated and consolidating balance sheets of (1) Borrower and its Consolidated Subsidiaries, (2) Borrower and the Restricted Subsidiaries, and (3) all of the Unrestricted Subsidiaries, as at the end of such period, setting forth in each case (other than consolidating statements) in comparative form the corresponding consolidated statement of income for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries and such consolidating financial statements fairly present the non-consolidated financial condition and results of operations of the Borrower and each of its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) Clause (b) is amended to read in its entirety as follows:

                                  (b) as soon as available and in any event within 120 days after the end of each fiscal year,
                           (i) consolidated statements of income, stockholders' equity and cash flow of Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the preceding fiscal year, and accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized

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                           national standing, which opinion shall state that
                           said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge of any Default, and (ii) consolidating statements of income of (i) Borrower and its Consolidated Subsidiaries, (ii) Borrower and the Restricted Subsidiaries, and (iii) all of the Unrestricted Subsidiaries, for such year and related consolidating balance sheets of (1) Borrower and its Consolidated Subsidiaries, (2) Borrower and the Restricted Subsidiaries, and (3) all of the Unrestricted Subsidiaries, as of the end of such year;

                  (c) Each reference to the term "Subsidiary" appearing in clauses (c), (f), (g) and (k) of Section 9.01 of the Credit Agreement is amended to read "Restricted Subsidiary", and each reference to the term "Subsidiaries" appearing in such clauses is amended to read "Restricted Subsidiaries".

         2.8 Amendment to Section 9.05. Section 9.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.05     Issuance or Disposals of Capital Stock of
                           -----------------------------------------
         Subsidiaries. No Restricted Subsidiary shall issue, sell, assign,
         ------------
         transfer or otherwise dispose of any shares (or other ownership interests) of any class of its capital stock or equity ownership interests or of any Equity Rights to purchase its capital stock or equity ownership interests or of other securities exchangeable for or convertible into its capital stock or equity ownership interests, except (a) to Borrower or a Restricted Subsidiary that is a Wholly Owned Subsidiary, and (b) directors' qualifying shares as required by law. Neither Borrower nor any Restricted Subsidiary shall effect the Disposition of any capital stock of any Subsidiary unless all capital stock owned by Borrower and the Restricted Subsidiaries is sold pursuant thereto and such sale is otherwise permitted herein.

         2.9 Amendment to Section 9.06. Section 9.06 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.06     Fundamental Changes; Acquisitions; Dispositions. No
                           -----------------------------------------------
         Obligor or Restricted Subsidiary shall, directly or indirectly, (1) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, or effect any Acquisition, or (3) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

                  (a) purchases of inventory and other Property to be sold or used in the ordinary course of business;

                  (b)      Acquisitions permitted by Section 9.09(k), (u) (v) or
         (y) and other Investments permitted by Section 9.09;

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                  (c)      any Restricted Subsidiary may be merged or
         consolidated or dissolved or liquidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary which is an Obligor if such Wholly Owned Subsidiary which is an Obligor shall be the continuing or surviving corporation;

                  (d) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Wholly Owned Subsidiary which is an Obligor;

                  (e) any Restricted Subsidiary which is both a Wholly Owned Subsidiary and a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary which is both a Wholly Owned Subsidiary and a Foreign Subsidiary;

                  (f) Dispositions of used, worn out, obsolete or surplus equipment or other Property by Borrower or any Restricted Subsidiary, all in the ordinary course of business; provided, however, that the
                                                 --------  -------
         proceeds thereof are reinvested in the business of Borrower or any Restricted Subsidiary within one year of such Disposition;

                  (g) any Restricted Subsidiary which is a Foreign Subsidiary may be merged or consolidated with or into any one or more Restricted Subsidiaries that are both Wholly Owned Subsidiaries and Foreign Subsidiaries (provided that a Restricted Subsidiary that is both a Wholly Owned Subsidiary and a Foreign Subsidiary shall be the continuing or surviving corporation);

                  (h) Borrower or any Restricted Subsidiary may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) the sale by any Restricted Subsidiary which is a Foreign Subsidiary of its accounts receivable; provided, however, that
                                                        --------  -------
         the terms of each such sale are satisfactory in form and substance to the Administrative Agent;

                  (j) Dispositions for fair market value not to exceed $15,000,000 in the aggregate after the date of this Agreement; provided, however, that the Net Available Proceeds therefrom are
         --------  -------
         reinvested as specified in Section 2.10(a)(iii) or applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

                  (k) the sale of all or substantially all of the capital stock and/or equity interests in or assets of IMCO Recycling of California, Inc., a Subsidiary, owned by Borrower or any Subsidiary; provided, however, that the Net Available Proceeds therefrom are
         --------  -------
         reinvested as specified in Section 2.10(a)(iii) or applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

                  (l) Dispositions of assets pursuant to the Commonwealth Option or the Commonwealth Right of First Refusal; provided, however,
                                                            --------  -------
         that the Net Available Proceeds therefrom are applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

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                  (m)      provided that the initial proceeds of the Permitted
         Receivables Financing shall be applied to pay in full all amounts payable under Section 2.10(c) in connection with the simultaneous reduction of the Revolving Credit Commitments pursuant to Section 2.10(a)(vi), (i) the Borrower and the Restricted Subsidiaries shall be permitted to sell the Transferred Assets to the SPS in connection with the Permitted Receivables Financing, and (ii) the SPS shall be permitted to sell an ownership interest in the Transferred Assets to the Receivables Financier in connection with the Permitted Receivables Financing; and

                  (n) the transfer by IMCO Indiana Partnership L.P. directly or indirectly to IMCO Reciclaje de Mexico, S. de R.L. de C.V. of certain furnace equipment that is not currently in use.

         To the extent the Majority Lenders waive the provisions of this Section
         9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this
         Section 9.06 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith. Without in any way limiting the foregoing, the Administrative Agent shall release its security interest in the Transferred Assets concurrently with the closing of the Permitted Receivables Financing, provided that the initial proceeds of the Permitted Receivables Financing shall be applied to pay in full all amounts payable under Section 2.10(c) in connection with the simultaneous reduction of the Revolving Credit Commitments pursuant to
         Section 2.10(a)(vi). The Administrative Agent and the Obligors shall execute, deliver and file appropriate documents to effectuate and reflect such release by the Administrative Agent of its security interest in the Transferred Assets, including UCC partial releases and an amendment to the Security Agreement.

         2.10 Amendment to Section 9.08. Section 9.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.08     Indebtedness. No Obligor or Restricted Subsidiary
                           ------------
         shall, directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

                  (a)      Indebtedness under the Basic Documents;

                  (b) Indebtedness outstanding on the date hereof and specified on Schedule 9.08 to remain outstanding after the date hereof,
                      -------------
         and any refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of Borrower, no more onerous to Borrower or any Restricted Subsidiary in the aggregate than the financial and other terms of such Indebtedness; provided,
                                                                  --------
         however, that the amount of such Indebtedness is not increased at the
         -------
         time of such refinancing, refunding, renewal or extension and such Indebtedness shall not have a stated maturity or an average life shorter than that of the Indebtedness being refinanced;

                  (c) Indebtedness of Borrower or of any Restricted Subsidiary which is a Wholly Owned Subsidiary owing to Borrower or any Wholly Owned Subsidiary which is an Obligor; provided, however, that
                                                      --------  -------
         such Indebtedness shall not be held by any Person other than Borrower or a Wholly Owned Subsidiary which is an Obligor and shall not be subordinate to any other Indebtedness or other obligation of the Obligor other than the Revolving Credit Loans;

                  (d) Indebtedness of Borrower and the Restricted Subsidiaries secured by Liens permitted under Section 9.07(h) or (m) not exceeding in the aggregate $15,000,000 at any one time outstanding;

                  (e) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that
                                                        --------  -------
         such Indebtedness is extinguished within two Business Days of its incurrence;

                  (f)      Obligations under operating leases permitted by
         Section 9.22 and Contingent Obligations permitted by Section 9.24;

                  (g) Unsecured Indebtedness incurred by any Restricted Subsidiary which is a Foreign Subsidiary not to exceed $15,000,000 in the aggregate for all Restricted Subsidiaries which are Foreign Subsidiaries at any time outstanding;

                  (h) Unsecured Indebtedness of Borrower or of any Restricted Subsidiary which is an Obligor in an aggregate principal amount not to exceed, together with Contingent Obligations (without duplication) under Section 9.24(d), $15,000,000 for Borrower and the Restricted Subsidiaries collectively at any time outstanding;

                  (i) Unsecured Indebtedness in an amount not to exceed $10,000,000 incurred pursuant to certain solid waste disposal bonds or industrial revenue bonds issued after the date hereof by the City of Morgantown, Kentucky or any other governmental entity in a location in which Borrower or any Restricted Subsidiary owns any equipment, property, or other assets;

                  (j) Indebtedness represented by amounts declared, payable as, or set apart for, Dividend Payments permitted by Section 9.10 and Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks; and

                  (k) Obligations in connection with the Permitted Receivables Financing.

         All intercompany debt shall be unsecured and subordinate in right of payment to the Obligations. Notwithstanding anything to the contrary contained herein, any and all Indebtedness (other than the Permitted Receivables Financing and related obligations) incurred on or after October 26, 2001 by an Obligor or Restricted Subsidiary, as permitted by this Section 9.08, shall have a stated maturity after December 31, 2003.

         2.11 Amendment to Section 9.09. Section 9.09 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.09     Investments. No Obligor or Restricted Subsidiary
                           -----------
         shall, directly or indirectly, make or permit to remain outstanding any Investments, except:

                  (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

                  (b)      Permitted Investments;

                  (c) Investments by Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is both a Wholly Owned Subsidiary and an Obligor and Investments by any Restricted Subsidiary in Borrower;

                  (d) Investments outstanding on the date hereof and identified with particularity in Schedule 9.09 and any renewals,
                                          -------------
         extensions, modifications and replacements thereof that do not increase the amount thereof;

                  (e) Investments that constitute Indebtedness permitted under Section 9.08 or Contingent Obligations permitted under Section 9.24;

                  (f) Investments by Borrower in Swap Contracts entered into as bona fide hedges and not for speculative purposes;
                 ---- ----

                  (g) advances, loans or extensions of credit by Borrower or any Restricted Subsidiary to employees of Borrower or any Restricted Subsidiary; provided, however, that the aggregate amount of all such
                     --------  -------
         loans, advances and extensions of credit shall not at any time exceed in the aggregate $5,000,000 (without giving effect to any write-down or write-off thereof);

                  (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (i) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

                  (j) pledges or deposits in connection with (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (k) Investments made in order to consummate any Acquisitions of any Person other than an Unrestricted Subsidiary with the 75% portion of Net Available Proceeds from any Equity Issuance remaining after compliance with Section 2.10; provided, however, that
                                                       --------  -------
         (v) no Default or Event of Default exists or will result therefrom, (w) on a pro forma basis, after giving effect to such Acquisition(s),
              --- -----
         Borrower would have been in compliance with Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and each Lender at least 10 days prior to the consummation thereof, (x) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include debt incurred or assumed, working capital deficits and deferred payments) paid for all such Acquisitions shall not exceed the amount equal to 75% of the Net Available Proceeds of Equity Issuances, and (y) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor (it being understood that such Net Available Proceeds shall not be used to finance hostile acquisitions);

                  (l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (m) Borrower and the Restricted Subsidiaries may hold additional Investments in any non-Wholly Owned Subsidiary or Foreign Subsidiary to the extent that such Investments reflect an increase in Borrower's or any Subsidiary's interest in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

                  (n) any Restricted Subsidiary which is a Foreign Subsidiary may make Investments in or to any other Restricted Subsidiary which is a Foreign Subsidiary;

                  (o) Capital Expenditures permitted by Section 9.11(f) and provided that no Default or Event of Default will exist or result therefrom;

                  (p)      Investments by Borrower or any Restricted Subsidiary
         (i) in any Restricted Subsidiary which is not a Wholly Owned Subsidiary, (ii) in any Restricted Subsidiary which is not an Obligor (including Restricted Subsidiaries which are Foreign Subsidiaries), or
         (iii) in any Unrestricted Subsidiary; provided that (1) each such
                                               --------
         investment shall be made in the ordinary course to fund or support the ordinary course operations of such Subsidiary, (2) no Event of Default shall have occurred and be continuing, (3) the amount of all such Investments made pursuant to this clause (p) (including without limitation Investments in Unrestricted Subsidiaries) shall not exceed $14,000,000 in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), (4) the amount of such Investments in any and all Unrestricted Subsidiaries shall not exceed $2,000,000 in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), (5) all such Investments evidenced by intercompany notes (other than intercompany notes relating to the Permitted Receivables Financing) shall be pledged to the Administrative Agent pursuant to the Security Agreement, and (6) neither the Borrower nor any Restricted Subsidiary shall merge or consolidate with or into any Unrestricted Subsidiary;

                  (q) Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis capitalization;
         -- -------

                  (r) Investments by Borrower or any Restricted Subsidiary in the SPS in connection with the Permitted Receivables Financing;

                  (s) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a Disposition permitted by Section 9.06 (j); provided,
                                                                      --------
         however, that (i) the aggregate amount of such non-cash consideration
         -------
         received in connection with any such Disposition shall not exceed 10% of the total consideration received in connection with such Disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

                  (t) Investments by Restricted Subsidiaries which are Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States;

                  (u) Investments made to consummate any Acquisition of any Person other than an Unrestricted Subsidiary with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(j) to the extent such Net Available Proceeds have not been used to effect Capital Expenditures otherwise expended by Borrower or any Restricted Subsidiary; provided, however, that (x) no Default or Event of Default
                     --------  -------
         exists or would result therefrom, (y) on a pro forma basis, immediately
                                                    --- -----
         after giving effect to any such Acquisition, Borrower would be in compliance with the financial covenants set forth in Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition has occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and the Lenders at least 10 days prior to the consummation of such Acquisition, and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor (it being understood that such Net Available Proceeds shall not be used to finance hostile acquisitions);

                  (v) Acquisition of Recipar for a purchase price estimated to be approximately $12,000,000, payable by the assumption by IMCO Brazil of a portion of the existing Indebtedness of Recipar, provided that no Obligor or Restricted Subsidiary shall have any obligation or liability in respect of such Indebtedness;

                  (w) investments in VAW-IMCO for Capital Expenditures and working capital needs, provided that such investments shall be limited to reinvestments of dividends declared and paid by VAW-IMCO after October 26, 2001, and in any event shall not exceed $10,000,000 in the aggregate, provided that any and all amounts so reinvested shall not be included in Adjusted Net Income or Consolidated EBITDA;

                  (x) Borrower or any Restricted Subsidiary may hold the capital stock, partnership interests or other ownership or equity interest therein of any Subsidiary existing on the Original Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional capital stock, partnership interests or ownership or equity interests issued in exchange therefor or as a dividend thereon; and

                  (y) Acquisition of the 50% interest of VAW-IMCO owned by VAW aluminium AG, by means of redemption of such interest by VAW-IMCO for a redemption price to be paid solely with cash of VAW-IMCO and Indebtedness of VAW-IMCO, provided that no Obligor or Restricted Subsidiary shall have any obligation or liability in respect of such Indebtedness.

         2.12 Amendment to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.10     Restricted Payments. (1) No Obligor or Restricted
                           -------------------
         Subsidiary shall, directly or indirectly, prepay, purchase, redeem or retire any Indebtedness, except (i) prepayment of the Obligations, (ii) any discharge of other Indebtedness that does not involve the payment or transfer of any cash, Property or services, and (iii) other prepayments in an aggregate amount not to exceed $1,000,000; and (2) no Obligor or Restricted Subsidiary shall, directly or indirectly, declare or make any Dividend Payment at any time, except that:


                  (a) (i) VAW-IMCO shall be permitted to purchase the 50% interest of VAW-IMCO owned by VAW aluminium AG, pursuant to the exercise of redemption rights, for a redemption price to be paid solely with cash of VAW-IMCO and Indebtedness of VAW-IMCO;

         (ii) Borrower shall be permitted to repurchase approximately 231,800 shares of common stock of Borrower from its employees for an aggregate purchase price not to exceed $2,500,000, payable solely by cancellation of loans made by Borrower to such employees secured by such shares under the Borrower's Executive Option Exercise Loan Program; and (iii) Borrower shall be permitted to acquire shares of common stock of Borrower in connection with any surrender and delivery of such shares to Borrower in payment of the exercise price or to pay withholding obligations by employees, directors and consultants in connection with their exercise of stock options and similar rights under the Borrower's equity compensation or benefit plans as in effect from time to time; and


                  (b) From and after such time as the Leverage Ratio is equal to or less than 3.00 to 1.00, as shown on the Interest Rate Certificate and financial statements most recently delivered pursuant to Section 9.01(a), (b) and (e), Borrower may declare and make cash dividends on its capital stock not to exceed $8,000,000 in the aggregate in any fiscal year, provided that no Default or Event of Default shall have occurred and be continuing at the time such dividend is declared or paid nor would result therefrom, and provided further that Borrower's right to declare and pay such cash dividends shall terminate at any time thereafter that the Leverage Ratio exceeds 3.00 to 1.00.

         2.13 Amendment to Section 9.11. Section 9.11 of the Credit Agreement is hereby amended as follows:

                  (a) Clause (c) is amended to read in its entirety as follows:

                                  (c)     Minimum Consolidated Net Worth.
                                          ------------------------------
                           Borrower shall not permit Consolidated Net Worth at any time to be less than (i) $154,600,000, plus (ii) the sum of (x) 50% of consolidated net income of Borrower and the Consolidated Subsidiaries (excluding net income of Unrestricted Subsidiaries except to the extent included in Adjusted Net Income), determined in accordance with GAAP for each such fiscal quarter (if positive) occurring after June 30, 1999, and (y) 100% of the Net Available Proceeds of all Equity Issuances occurring after the date hereof, minus
                                                                      -----
                           (iii) to the extent Consolidated Net Worth is reduced thereby, amounts representing impairment of goodwill as a result of implementing Financial Accounting Standards Board Statement No. 142, and minus (iv)
                                                                  -----
                           from and after the date VAW-IMCO becomes an Unrestricted Subsidiary, the value of the 50% interest in VAW-IMCO included as an asset on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries most recently delivered or required to be delivered to the Lenders in accordance with Section 9.01(a) or (b) on or before such date.

                  (b) Clause (f) is amended to read in its entirety as follows:

                                  (f)     Capital Expenditures. Borrower shall
                                          --------------------
                           not permit the aggregate Capital Expenditures of Borrower and the Restricted Subsidiaries during any fiscal year, other than Maintenance Capital Expenditures, to exceed the sum of (i) the aggregate amount of cash and cash equivalent investments of Restricted Subsidiaries which are Foreign Subsidiaries, as of the beginning of such fiscal year, provided that such cash and cash equivalent investments represent cash from foreign operations, plus (ii) cash from operations for the domestic and foreign operations of Borrower and the Restricted Subsidiaries for such fiscal year.

         2.14 Amendment to Section 9.16. Section 9.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.16     Transactions with Affiliates. No Obligor or
                           ----------------------------
         Restricted Subsidiary shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with any Unrestricted Subsidiary or other Affiliate (an "Affiliate Transaction"), unless such
                                            ---------------------
         Affiliate Transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Obligor's or Restricted Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Obligor or Restricted Subsidiary than those that would be obtainable at the time in an arm's-length transaction with a Person who is not such an Affiliate.

         2.15 Amendments to Sections 9.22 through 9.24. Sections 9.22, 9.23 and 9.24 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

                  9.22     Restriction on Leases. No Obligor or Restricted
                           ---------------------
         Subsidiary shall become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect shall not exceed $10,000,000 per annum.
                     --- -----

                  9.23     Sale or Discount of Receivables. No Obligor or
                           -------------------------------
         Restricted Subsidiary shall, directly or indirectly, sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business or consistent with past practice and other than as permitted by Section 9.06(h), (i) or (m).

                  9.24     Contingent Obligations. No Obligor or Restricted
                           ----------------------
         Subsidiary shall, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                  (a)      pursuant to Section 6;

                  (b) Contingent Obligations in respect of operating leases to the extent permitted under Section 9.22;

                  (c) Contingent Obligations of Borrower or any Restricted Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Wholly Owned Subsidiary which is an Obligor to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

                  (d) other Contingent Obligations which, together with the amount of Indebtedness incurred under Section 9.08(h) (but without duplication), does not exceed $15,000,000 in the aggregate at any time outstanding;

                  (e) endorsements for collection or deposit in the ordinary course of business;

                  (f) Contingent Obligations of Borrower and the Restricted Subsidiaries existing as of the date hereof and listed in Schedule 8.02
                                                                   -------------
         and renewals, extensions, modifications and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to Borrower or any Restricted Subsidiary;

                  (g) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks; and

                  (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Restricted Subsidiary in connection with such sale and excluding in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition.

         2.16 Other Amendments to Section 9. Each reference to the term "Subsidiary" appearing in Sections 9.02, 9.03, 9.04, 9.07, 9.14, 9.15, 9.17,
9.18, 9.20, 9.23 and 9.26 of the Credit Agreement is hereby amended to read "Restricted Subsidiary", and each reference to the term "Subsidiaries" appearing in such sections is hereby amended to read "Restricted Subsidiaries".

         2.17 Amendment to Correct Schedule 9.08. The parties wish to make a correction to Schedule 9.08 of the Credit Agreement to reflect the letters of credit supporting certain bond indebtedness described in such schedule. Accordingly, effective as of the date of the Credit Agreement, Schedule 9.08 to the Credit Agreement is hereby amended to add the following phrase to the end of each of items 6 and 7 of such schedule, which phrase shall read as follows:

         and reimbursement obligations to Bank One, N.A. with respect to related letters of credit to provide credit support to such bonds.

                                  ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

         3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:


                  (a)      Amendment Fee. Borrower shall have paid to the
                           -------------
         Administrative Agent, for the account of each Lender that executes and delivers this Amendment on or before April 25, 2002, an amendment fee in an amount equal to the Revolving Credit Commitment of each such Lender multiplied by 0.125%.


                  (b)      Representations and Warranties. The representations
                           ------------------------------
         and warranties contained herein and in all other Basic Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof (except for those representations and warranties specifically made as of a particular date or dates, in which case such representations and warranties shall remain true and correct with respect to the particular date or dates referred to).

                  (c)      No Default. No Default or Event of Default shall
                           ----------
         have occurred and be continuing.

                  (d)      Corporate Matters. All corporate proceedings taken in
                           -----------------
         connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel, Locke Liddell & Sapp LLP.

                  (e)      Additional Documentation. The Administrative Agent
                           ------------------------
         shall have received such additional approvals, opinions, or documents as the Administrative Agent or its legal counsel, Locke Liddell & Sapp LLP, may reasonably request.

                  (f)      Fees, Costs and Expenses. Borrower shall have paid
                           ------------------------
         any and all fees, costs and expenses payable pursuant to the Credit Agreement or any fee letter or agreement entered into by such parties.

                                   ARTICLE IV

                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------------

         4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Basic Documents are ratified and confirmed and shall continue in full force and effect. The Obligors agree that the Credit Agreement, as amended hereby, and the other Basic Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Obligors ratify and confirm that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent under the Basic Documents (as they may have been renewed, extended and amended) are not released, reduced or otherwise adversely affected by this Amendment and continue to guarantee, assure and secure full payment and performance of the present and future Obligations, and agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve and protect those guaranties, assurances and Liens.

         4.2 Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery, and performance by the Obligors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of each such Person and do not and will not violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of incorporation, bylaws, partnership agreement, regulations or other organizational documents of any such Person,
(ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority, or (iii) any material agreement or instrument to which any such Person is a party or by which any of them or any of their property is bound or subject, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Basic Document are true and correct on and as of the date hereof as though made on and as of the date hereof (except for those representations and warranties specifically made as of a particular date or dates, in which case such representations and warranties shall remain true and correct with respect to the particular date or dates referred to), and (c) no Default or Event of Default has occurred and is continuing.

                                  ARTICLE V

                                Miscellaneous
                                -------------

         5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2 Reference to Credit Agreement. Each of the Basic Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Basic Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3 Expenses of the Administrative Agent. Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of the Administrative Agent's legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Basic Document, including without limitation the costs and fees of the Administrative Agent's legal counsel.

         5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         5.5 APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligors, Lenders, the Syndication Agent, the Documentation Agent, the Administrative Agent and their respective successors and assigns, except Obligors shall not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

         5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment shall not be effective unless and until the Administrative Agent, the Lenders which constitute "Majority Lenders" as defined in the Credit Agreement and the Obligors have each executed and delivered a counterpart hereof and all conditions to the effectiveness hereof have been satisfied in full, whereupon this Amendment shall become a binding agreement, enforceable in accordance with its terms and the amendments effectuated hereby shall become effective as of the date first above written.

         5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.9 Release of Claims. The Obligors each hereby acknowledge and agree that none of them has any and there are no claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of any Obligor created or evidenced by the Credit Agreement or any of the other Basic Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, each Obligor hereby waives, and hereby releases the Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Lenders from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

         5.10 ENTIRE AGREEMENT. THIS AMENDMENT, THE OTHER BASIC DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

         EXECUTED as of the date first written above.

                                       OBLIGORS:

                                       IMCO RECYCLING INC.

                                       By:______________________________________
                                              Name:      James B. Walburg
                                              Title:     Senior Vice President

                                       IMCO INVESTMENT COMPANY
                                       IMCO RECYCLING OF INDIANA INC.
                                       IMCO ENERGY CORP.
                                       IMCO RECYCLING OF ILLINOIS INC.
                                       ALCHEM ALUMINUM, INC.
                                       IMCO RECYCLING OF MICHIGAN, L.L.C.
                                       PITTSBURG ALUMINUM, INC.
                                       INTERAMERICAN ZINC, INC.
                                       IMCO RECYCLING OF CALIFORNIA, INC.
                                       IMCO INTERNATIONAL, INC.
                                       IMCO RECYCLING OF OHIO INC.
                                       IMSAMET, INC.
                                       IMCO RECYCLING OF IDAHO INC.
                                       IMCO RECYCLING OF UTAH INC.
                                       ROCK CREEK ALUMINUM, INC.
                                       U.S. ZINC CORPORATION
                                       GULF REDUCTION CORPORATION
                                       MIDWEST ZINC CORPORATION
                                       WESTERN ZINC CORPORATION
                                       METALCHEM, INC.
                                       U.S. ZINC EXPORT CORPORATION
                                       ALCHEM ALUMINUM SHELBYVILLE INC.
                                       INDIANA ALUMINUM INC.
                                       IMCO RECYCLING SERVICES COMPANY
                                       IMCO OPERATIONS SERVICES COMPANY

                                       By:  ____________________________________
                                            Name:      James B. Walburg
                                            Title:     Vice President of each of
                                                       the above-named entities

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

                                   IMCO INDIANA PARTNERSHIP L.P.

                                   By   IMCO Energy Corp., its General Partner

                                        By:_____________________________________
                                              Name: James B. Walburg
                                              Title:    Vice President

                                   IMCO MANAGEMENT PARTNERSHIP, L.P.

                                   By   IMCO Recycling Inc., its General Partner

                                        By:_____________________________________
                                              Name: James B. Walburg
                                              Title:    Vice President

                                   LENDERS:

                                   JPMORGAN CHASE BANK (formerly known as The
                                   Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association), as Administrative Agent and a Lender

                                   By:__________________________________________
                                                 Allen K. King
                                                 Vice President

                                   BANK OF AMERICA, N.A.,
                                   as Syndication Agent and a Lender

                                   By:__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                           MERRILL LYNCH CAPITAL CORPORATION
                                           as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           BANK OF TOKYO-MITSUBISHI, LTD.,
                                           as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           BANK ONE, NA (formerly known as The
                                           First National Bank of Chicago) (Main
                                           Office Chicago), as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           PNC BANK, NATIONAL ASSOCIATION,
                                           as Documentation Agent and a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

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

                                           DG BANK DEUTSCHE
                                           GENOSSENSCHAFTSBANK, AG, as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           AMSOUTH BANK (successor in interest
                                           by merger to First American National
                                           Bank), as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           NATIONAL CITY BANK, as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           COMERICA BANK, as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           WELLS FARGO BANK TEXAS, NATIONAL
                                           ASSOCIATION, as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           BANK HAPOALIM B.M., NEW YORK BRANCH,
                                           as a Lender

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                           By:_________________________________
                                                 Name:_________________________
                                                 Title:________________________

                                      23